Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-81320 and 333-61287) pertaining to the Ciber, Inc. Savings 401(k) Plan of our report dated June 27, 2016, with respect to the financial statements and schedule of the Ciber, Inc. Savings 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2015.

                                                                                         /s/ Ernst & Young LLP
Denver, Colorado
June 27, 2016